Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

August 26, 2014

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2014 FOURTH QUARTER AND FISCAL YEAR
RESULTS AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, August 26, 2014 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter and fiscal year ended July 26, 2014.

The Company reported:

•	Contract revenues of $482.1 million for the quarter ended July 26, 2014, compared to $478.6 million for the quarter ended July 27, 2013.

•	Adjusted EBITDA - Non-GAAP of $57.5 million for the quarter ended July 26, 2014, compared to $58.1 million for the quarter ended July 27, 2013.

•
Net income - Non-GAAP was $16.9 million, or $0.48 per common share diluted, for the quarter ended July 26, 2014, compared to $15.1 million, or $0.44 per common share diluted for the quarter ended July 27, 2013. Net income - Non-GAAP excludes the impact of pre-tax charges of $0.6 million and $0.5 million for wage and hour class action settlements for the quarter ended July 26, 2014 and July 27, 2013, respectively. Net income - Non-GAAP for the quarter ended July 27, 2013 also excludes the impact of $0.2 million in pre-tax acquisition related costs. Net income on a GAAP basis was $16.5 million, or $0.47 per common share diluted, for the quarter ended July 26, 2014, compared to $14.7 million, or $0.43 per common share diluted, for the quarter ended July 27, 2013.

The Company also reported:

•
Contract revenues of $1.812 billion for the fiscal year ended July 26, 2014, compared to $1.609 billion for the fiscal year ended July 27, 2013. Contract revenues for the fiscal year ended July 26, 2014 grew 4.7% on an organic basis after excluding revenues from businesses acquired that were not included for the full period in both the current and the prior year periods, and $16.7 million of revenues for storm restoration services in the fiscal year ended July 27, 2013. Total revenues from these businesses acquired were $499.3 million and $337.9 million for the fiscal year ended July 26, 2014 and July 27, 2013 respectively.

•	Adjusted EBITDA - Non-GAAP of $188.4 million for the fiscal year ended July 26, 2014, compared to $179.8 million for the fiscal year ended July 27, 2013.

•
Net income - Non-GAAP was $40.3 million, or $1.16 per common share diluted, for the fiscal year ended July 26, 2014, compared to $39.8 million, or $1.18 per common share diluted, for the fiscal year ended July 27, 2013. Net income - Non-GAAP excludes the impact of pre-tax charges of $0.6 million and $0.5 million for wage and hour class action settlements for the fiscal year ended July 26, 2014 and July 27, 2013, respectively. Net income - Non-GAAP for the fiscal year ended July 27, 2013 also excludes the impact of $6.8 million in pre-tax acquisition related costs and a pre-tax write-off of $0.3 million of deferred financing costs in connection with the replacement of the Company’s credit facility in December 2012. Net income on a GAAP basis was $40.0 million, or $1.15 per common share diluted, for the fiscal year ended July 26, 2014, compared to $35.2 million, or $1.04 per common share diluted, for the fiscal year ended July 27, 2013.

The Company also announced its outlook for the first quarter of fiscal 2015. The Company currently expects total revenue for the first quarter of fiscal 2015 to range from $490 million to $510 million and diluted earnings per share to range from $0.45 to $0.52.

The Company has defined Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, charges for wage and hour class action settlements, stock-based compensation expense, and certain non-recurring items. See the accompanying tables which present a reconciliation of GAAP to Non-GAAP financial information.
A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, August 27, 2014; call (800) 230-1074 (United States) or (612) 288-0329 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 7:00 a.m. (ET) on August 27, 2014. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Saturday, September 27, 2014.
For additional detail on selected financial information including organic revenue, customer metrics, and certain other selected financial data and Non-GAAP measures, please refer to the Trend Schedule on Dycom’s website at http://www.dycomind.com in the Investor Center. The Trend Schedule will be available at approximately 7:00 a.m. (ET) on August 27, 2014.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2014 fourth quarter and full year results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of businesses acquired, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS July 26, 2014 and July 27, 2013 Unaudited

	July 26, 2014	July 27, 2013
ASSETS	(Dollars in thousands)
CURRENT ASSETS:
Cash and equivalents	$20,672	$18,607
Accounts receivable, net	272,741	252,202
Costs and estimated earnings in excess of billings	230,569	204,349
Inventories	49,095	35,999
Deferred tax assets, net	16,846	16,853
Other current assets	12,727	13,124
Total current assets	602,650	541,134

PROPERTY AND EQUIPMENT, NET	205,413	202,703
GOODWILL	269,088	267,810
INTANGIBLE ASSETS, NET	116,116	125,275
OTHER	16,001	17,286
TOTAL NON-CURRENT ASSETS	606,618	613,074
TOTAL ASSETS	$1,209,268	$1,154,208

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$63,318	$77,954
Current portion of debt	10,938	7,813
Billings in excess of costs and estimated earnings	13,882	13,788
Accrued insurance claims	32,260	29,069
Other accrued liabilities	76,134	71,191
Total current liabilities	196,532	199,815

LONG-TERM DEBT	446,863	444,169
ACCRUED INSURANCE CLAIMS	33,782	27,250
DEFERRED TAX LIABILITIES, NET NON-CURRENT	42,274	48,612
OTHER LIABILITIES	4,882	6,001
Total liabilities	724,333	725,847

Total Stockholders' Equity	484,935	428,361
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,209,268	$1,154,208

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 26, 2014	July 27, 2013	July 26, 2014	July 27, 2013
	(Dollars in thousands, except per share amounts)

Contract revenues	$482,071	$478,632	$1,811,593	$1,608,612

Costs of earned revenues, excluding depreciation and amortization	387,221	384,169	1,475,045	1,300,416
General and administrative expenses (a)	41,058	39,914	161,858	145,771
Depreciation and amortization	23,060	24,820	92,772	85,481
Total	451,339	448,903	1,729,675	1,531,668

Interest expense, net	(6,578)	(6,752)	(26,827)	(23,334)
Other income, net	3,028	1,069	11,228	4,589
Income before income taxes	27,182	24,046	66,319	58,199

Provision for income taxes	10,693	9,380	26,341	23,011

Net income	$16,489	$14,666	$39,978	$35,188

Earnings per common share:

Basic earnings per common share	$0.49	$0.44	$1.18	$1.07

Diluted earnings per common share	$0.47	$0.43	$1.15	$1.04

Shares used in computing income per common share:
Basic	33,965,484	33,141,347	33,773,158	33,012,595

Diluted	34,960,049	34,082,228	34,816,381	33,782,187

(a) Includes stock-based compensation expense of $2.9 million and $2.6 million for the three months ended July 26, 2014 and July 27, 2013, respectively, and $12.6 million and $9.9 million for the twelve months ended July 26, 2014 and July 27, 2013, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited

The below table presents the reconciliation of GAAP contract revenues to Non-GAAP contract revenues and the percentages of growth of GAAP and Non-GAAP contract revenues.

	Contract Revenues - GAAP	Revenues from businesses acquired (a)	Revenues from storm restoration services	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Three Months Ended July 26, 2014	$482,071	$(9,488)	$—	$472,583	0.7%	(0.7)%

Three Months Ended July 27, 2013	$478,632	$(2,562)	$—	$476,070

Twelve Months Ended July 26, 2014	$1,811,593	$(499,263)	$—	$1,312,330	12.6%	4.7%

Twelve Months Ended July 27, 2013	$1,608,612	$(337,923)	$(16,721)	$1,253,968

(a) Amounts for the three months ended July 26, 2014 and July 27, 2013 represent revenues from businesses acquired during the fourth quarter of fiscal 2013 and 2014. Amounts for the twelve months ended July 26, 2014 and July 27, 2013 represent revenues from businesses acquired during fiscal 2013 and 2014.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three and twelve months ended July 26, 2014 and July 27, 2013 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 26, 2014	July 27, 2013	July 26, 2014	July 27, 2013
	(Dollars in thousands)
Reconciliation of net income to Adjusted EBITDA - Non-GAAP:
Net income	$16,489	$14,666	$39,978	$35,188
Interest expense, net	6,578	6,752	26,827	23,334
Provision for income taxes	10,693	9,380	26,341	23,011
Depreciation and amortization expense	23,060	24,820	92,772	85,481
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	56,820	55,618	185,918	167,014
Gain on sale of fixed assets	(2,802)	(816)	(10,706)	(4,683)
Stock-based compensation expense	2,876	2,628	12,596	9,902
Charges for wage and hour class action litigation settlements	600	495	600	495
Acquisition related costs	—	224	—	6,763
Write-off of deferred financing costs	—	—	—	321
Adjusted EBITDA - Non-GAAP	$57,494	$58,149	$188,408	$179,812

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents a reconciliation of GAAP to Non-GAAP net income for the three and twelve months ended July 26, 2014 and July 27, 2013.

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 26, 2014	July 27, 2013	July 26, 2014	July 27, 2013
	(Dollars in thousands, except per share amounts)
Reconciling Items:
Charges for wage and hour class action litigation settlements	$(600)	$(495)	$(600)	$(495)
Acquisition related costs, pre-tax	—	(224)	—	(6,763)
Write-off of deferred financing costs	—	—	—	(321)
Total Reconciling Items	$(600)	$(719)	$(600)	$(7,579)

GAAP net income	$16,489	$14,666	$39,978	$35,188
Adjustment for Reconciling Items above, net of tax	364	435	364	4,589
Net income - Non-GAAP	$16,853	$15,101	$40,342	$39,777

Earnings per common share:

Basic earnings per common share - GAAP	$0.49	$0.44	$1.18	$1.07
Adjustment for Reconciling Items above, net of tax	0.01	0.01	0.01	0.14
Basic earnings per common share - Non-GAAP	$0.50	$0.46	$1.19	$1.20

Diluted earnings per common share - GAAP	$0.47	$0.43	$1.15	$1.04
Adjustment for Reconciling Items above, net of tax	0.01	0.01	0.01	0.14
Diluted earnings per common share - Non-GAAP	$0.48	$0.44	$1.16	$1.18

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Items above:

Basic	33,965,484	33,141,347	33,773,158	33,012,595

Diluted	34,960,049	34,082,228	34,816,381	33,782,187